              Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 7, 1997 on the financial statements and schedules of IDS Life Insurance Company of New York and our report dated March 21, 1997 on the financial statements of IDS Life of New York Accounts 4, 10, 11, 5, 6, 9, 12, 13 and 14, in Post Effective Amendment No. 14 to the Registration Statement (Form N-4, No. 33-4174) and related Prospectus for the registration of the Flexible Annuity to be offered by IDS Life Insurance Company of New York.



Ernst & Young LLP
Minneapolis, Minnesota
April 18, 1997